                         As filed with the Securities and Exchange Commission on December 11, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Ladenburg Thalmann Financial Services Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0701248
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
4400 BISCAYNE BOULEVARD, 12TH FLOOR
MIAMI, FLORIDA 33137
(Address of Principal Executive Offices)
LADENBURG THALMANN FINANCIAL SERVICES INC.
QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
( Full Title of the Plan)
DIANE CHILLEMI, Vice President and Chief Financial Officer
Ladenburg Thalmann Financial Services Inc.
4400 Biscayne Boulevard, 12th Floor
Miami, Florida 33137
(212) 409-2000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
with a copy to:
DAVID ALAN MILLER, ESQ.
Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Telephone: (212) 818-8800
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of Securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share	offering price	registration fee
Common Stock issuable upon exercise of options which may be granted under the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan	5,000,000	$1.14(2)	$5,700,000	$609.90
TOTAL				$609.90

(1)	Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan.

(2)	Based on the average of the high and low price of a share of our common stock as reported by the American Stock Exchange on December 6, 2006 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Ac of 1933, as amended.

     In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

PART I
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion of Graubard Miller
EX-23.1 Consent of Eisner LLP

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The contents of the Registration Statement on Form S-8 (File Nos. 333-101360) previously filed by the Registrant with the Securities and Exchange Commission on November 21, 2002 is incorporated by reference in this Registration Statement.
     On September 15, 2006, the Registrant’s Board of Directors approved an amendment to the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 5,000,000 shares to 10,000,000 shares. This amendment was approved by the shareholders of the Registrant on November 1, 2006. Accordingly, the Registrant is filing this Registration Statement to register the additional 5,000,000 shares of common stock available for issuance under the plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 11th day of December, 2006.

LADENBURG THALMANN FINANCIAL SERVICES INC.

By:	/s/ Diane Chillemi Name: Diane Chillemi
Title: Vice President and Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Lampen, Joseph Giovanniello Jr. and Diane Chillemi and each of them, with full power to act without the others, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Lampen Richard J. Lampen	President, Chief Executive Officer and Director (Principal Executive Officer)	December 11, 2006

/s/ Diane Chillemi Diane Chillemi	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	December 11, 2006

/s/ Henry C. Beinstein Henry C. Beinstein	Director	December 11, 2006

Robert J. Eide	Director

/s/ Dr. Phillip Frost Dr. Phillip Frost	Director	December 11, 2006

/s/ Brian S. Genson Brian S. Genson	Director	December 11, 2006

Signature	Title	Date

/s/ Saul Gilinski Saul Gilinski	Director	December 11, 2006

/s/ Dr. Richard Krasno Dr. Richard Krasno	Director	December 11, 2006

/s/ Howard M. Lorber Howard M. Lorber	Director	December 11, 2006

/s/ Jeffrey S. Podell Jeffrey S. Podell	Director	December 11, 2006

/s/ Richard J. Rosenstock Richard J. Rosenstock	Director	December 11, 2006

/s/ Mark Zeitchick Mark Zeitchick	Director	December 11, 2006

EXHIBIT INDEX

Incorporated by
		Reference from	No. in
Exhibit No.	Description	Document	Document
4.1	Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan	A	Exhibit A

5.1	Opinion of Graubard Miller	B	Filed Herewith

23.1	Consent of Eisner LLP	B	Filed Herewith

23.2	Consent of Graubard Miller (Included in Exhibit 5.1)	B	B

24.1	Power of Attorney (Included on Signature page)	B	B

A.	Definitive proxy statement filed with the SEC on October 3, 2002 relating to the annual meeting of shareholders held on November 6, 2002.